UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 16, 2006
Penton Media, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14337	36-2875386

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

The Penton Media Building
1300 East Ninth Street, Cleveland, Ohio	44114-1503

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 216-696-7000

Item 7.01. Regulation FD Disclosure.
On May 16, 2006, Penton Media, Inc.’s (“the Company”) Chief Executive, David Nussbaum, gave a presentation at the Company’s 2006 annual meeting of stockholders. A copy of the presentation slides is furnished as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(c)

Exhibit	Description

99.1	Slides from the presentation by David Nussbaum at the Company’s 2006 annual meeting of stockholders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Penton Media, Inc.
By:	/s/ Preston L. Vice
	Name:	Preston L. Vice
	Title:	Chief Financial Officer

Date: May 16, 2006

Exhibit Index

Exhibit	Description

99.1	Slides from the presentation by David Nussbaum at the Company’s 2006 annual meeting of stockholders.